EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Xenonics Holdings, Inc. of our report, dated December 17, 2007, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Xenonics Holdings, Inc. for the year ended September 30, 2007.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
Singer Lewak Greenbaum & Goldstein LLP
Irvine, CA
December 20, 2007